PRICING SUPPLEMENT NO. 67                                        Rule 424(b)(3)
DATED: November 5, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes     Book Entry Notes
$75,000,000                    [x]                     [x]

Original Issue Date:           Fixed Rate Notes        Certificated Notes
November 10, 1997              [_]                     [_]

Maturity Date:
November 10, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                               Optional           Optional
                      Redemption               Repayment          Repayment
Redeemable On         Price(s)                 Date(s)            Price(s)
-------------         -----------              ----------         ----------

N/A                   N/A                      N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%

--------------------------------

*        On the 10th of each month.

**       On the 10th of each month.

*** The one month LIBOR rate as of November 6, 1997 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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